Exhibit (n)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ClearBridge Energy MLP Fund Inc.

We consent to use of our report dated January 25, 2017, with respect to the financial statements and financial highlights of ClearBridge Energy MLP Fund Inc., as of November 30, 2016, included herein, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Registration Statement.

/s/ KPMG LLP

New York, New York

September 19, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated January 23, 2018, relating to the financial statements and financial highlights of ClearBridge Energy MLP Fund Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 19, 2018